[LOGO OMITTED] Countrywide(R)                   Final Term Sheet for CWHEQ
-------------------------------------               Revolving Home Equity Loan
      SECURITIES CORPORATION                        Trust, Series 2005-M
A Countrywide Capital Markets Company
------------------------------------------------------------------------------


                              ABS New Transaction


                               Final Term Sheet
                               ----------------

                                $2,000,000,000
                                 (Approximate)


                                  CWHEQ, Inc.
                                   Depositor


                    CWHEQ REVOLVING HOME EQUITY LOAN TRUST,
                                 Series 2005-M


                    Revolving Home Equity Loan Asset Backed
                             Notes, Series 2005-M



                       [LOGO OMITTED] Countrywide (SM)
                                  HOME LOANS
                          Sponsor and Master Servicer

    [LOGO OMITTED] Countrywide(R)                   Final Term Sheet for CWHEQ
-------------------------------------               Revolving Home Equity Loan
      SECURITIES CORPORATION                        Trust, Series 2005-M
A Countrywide Capital Markets Company
------------------------------------------------------------------------------

This Final Term Sheet is furnished to you solely by Countrywide Securities Corporation ("Countrywide Securities") and not by the issuer of the securities or any of its affiliates (other than Countrywide Securities). The issuer of these securities has not prepared or taken part in the preparation of these materials.

The issuer has filed a registration statement (including a prospectus with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Numerous assumptions were used in preparing the Computational Materials, which may or may not be stated therein. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Without limiting the foregoing, the collateral information, if any, set forth in this Final Term Sheet, including without limitation any collateral tables which may follow, is based only on a statistical pool of Mortgage Loans, (i) a majority of which are expected to be included (along with additional Mortgage Loans) in, and (ii) a portion of which are expected to be deleted from, the pool of Mortgage Loans delivered to the Trust on the Closing Date. Although Countrywide Securities believes the information with respect to any statistical pool will be representative of the final pool of Mortgage Loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of any such statistical pool.

Any yields or weighted average lives shown in this Final Term Sheet are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Final Term Sheet. Furthermore, unless otherwise provided, this Final Term Sheet assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in this Final Term Sheet due to differences between the actual underlying assets and the hypothetical assets used in preparing the Final Term Sheet. The principal amount and designation of any security described in this Final Term Sheet are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Computational Materials on any matter discussed in this communication. A final prospectus and prospectus supplement may be obtained by contacting your Countrywide Securities account representative.

Please be advised that mortgage-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.






THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

    [LOGO OMITTED] Countrywide(R)                   Final Term Sheet for CWHEQ
-------------------------------------               Revolving Home Equity Loan
      SECURITIES CORPORATION                        Trust, Series 2005-M
A Countrywide Capital Markets Company
------------------------------------------------------------------------------

                                                                                   Prepared: December 27, 2005

                                                  $2,000,000,000 (Approximate)

                                         Revolving Home Equity Loan Trust, Series 2005-M

                                  REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2005-M
                                  ------------------------------------------------------------


===============================================================================================================================

  Class       Approximate            Note Rate         WAL         Payment Window (Months)    Last Scheduled          Expected
              Amount (1)                             (Years)             Call/Mat (2)          Payment Date            Rating
                                                   Call/Mat (2)                                                    (S&P/Moody's)
-------------------------------------------------------------------------------------------------------------------------------
  A-1       $500,000,000         LIBOR + 0.24(3)   2.25 / 2.41       1 - 66 / 1 - 135          May 2031             AAA / Aaa
-------------------------------------------------------------------------------------------------------------------------------
  A-2       $889,198,000         LIBOR + 0.12(3)   1.00 / 1.00        1 - 26 / 1 - 26          May 2031             AAA / Aaa
-------------------------------------------------------------------------------------------------------------------------------
  A-3       $307,961,000         LIBOR + 0.24(3)   3.00 / 3.00       26 - 47 / 26 - 47         May 2031             AAA / Aaa
-------------------------------------------------------------------------------------------------------------------------------
  A-4       $302,841,000         LIBOR + 0.33(3)   5.13 / 5.96      47 - 66 / 47 - 135         May 2031             AAA / Aaa
-------------------------------------------------------------------------------------------------------------------------------
  A-IO      SCHEDULE (4)            SCHEDULE       0.45/ 0.45               N/A                   N/A               AAA / Aaa
-------------------------------------------------------------------------------------------------------------------------------

  Total     $2,000,000,000 (5)
===============================================================================================================================

(1)  Subject to a permitted variance of +/- 10%.
(2) Based on a collateral prepayment assumption of 40.00% CPR and a 10.00% draw rate, and a settlement date of December 29, 2005.
(3) Subject to the lesser of (a) a fixed cap of 16.00% and (b) the Net WAC cap, as more fully described herein. Additionally, the coupon for the initial interest accrual period shall be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).
(4)  Notional Balance.
(5)  Excludes the Class A-IO Notes Notional Balance.





THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

    [LOGO OMITTED] Countrywide(R)                   Final Term Sheet for CWHEQ
-------------------------------------               Revolving Home Equity Loan
      SECURITIES CORPORATION                        Trust, Series 2005-M
A Countrywide Capital Markets Company
------------------------------------------------------------------------------

Transaction Participants
------------------------

Underwriters:                  Countrywide Securities Corporation (Lead Manager) and Lehman Brothers (Co-Manager).

Originators:                   Countrywide Home Loans, Inc. and Countrywide Bank, N.A.

Sponsor and Master Servicer:   Countrywide Home Loans, Inc. ("Countrywide").

Depositor:                     CWHEQ, Inc. (a limited purpose finance subsidiary of Countrywide Financial Corporation).

Custodian:                     Treasury Bank, a division of Countrywide Bank, N.A. (an affiliate of the Sponsor and
                               Master Servicer).

Note Insurer:                  MBIA Insurance Corporation.

Indenture Trustee:             JPMorgan Chase Bank, National Association.

Owner Trustee:                 Wilmington Trust Company.


Relevant Dates
--------------

Expected Closing Date:         December 29, 2005.

Expected Settlement Date:      December 29, 2005.

Cut-off Date:                  December 22, 2005.

Interest Period:               Except with respect to the first Payment Date, the interest accrual period with respect to the Class A Notes for a given Payment Date will be the period beginning with the previous Payment Date and ending on the day prior to such Payment Date. The interest accrual period with respect to the Class A-IO Notes for a given Payment Date will be the period beginning on the last day of the month preceding the previous Payment Date.

Payment Date:                  The fifteenth (15th) day of each month (or, if not a business day, the next succeeding business day), commencing February 15, 2006.

Collection Period:             With respect to any Payment Date, the calendar month preceding the Payment Date or, in the case of the first Collection Period, the period beginning on the Cut-off Date and ending on the last day of January 2006.


The Mortgage Loans
------------------

Description of
Mortgage Loans:                The Trust will consist of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements (the "Mortgage
                               Loans"). The Mortgage Loans will be secured by second deeds of trust or mortgages on primarily one-to-four family residential properties and will bear interest at rates that adjust based on the prime rate. The actual pool of Mortgage Loans delivered to the Trust on the Closing Date is expected to have a Cut-off Date Balance of at least $1.750 billion
                               (subject to a variance of +/- 10%). The information presented in this Final Term Sheet for the Mortgage Loans, particularly in the collateral tables, which follow, reflects a statistical pool of Mortgage Loans as of December 15, 2005. However, the characteristics of the statistical pool are expected to be representative of the pool of Mortgage Loans actually delivered to the Trust on the Closing Date.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

    [LOGO OMITTED] Countrywide(R)                   Final Term Sheet for CWHEQ
-------------------------------------               Revolving Home Equity Loan
      SECURITIES CORPORATION                        Trust, Series 2005-M
A Countrywide Capital Markets Company
------------------------------------------------------------------------------

Prefunding:                    If the Cut-off Date Balance of the Mortgage Loans transferred to the Trust on the Closing
                               Date is less than the original note principal balance, the Seller shall deposit funds equal to the difference in a pre-funding account, which funds are expected to be used during the period starting on the Closing Date and ending on the last day of January 2006
                               (the "Prefunding Period"), to acquire additional mortgage loans for the Trust. Any amounts remaining in the pre-funding account at the end of the Prefunding Period, other than interest accrued thereon, will be paid as principal on the Notes on the Payment Date in February 2006.

HELOC Amortization:            The Mortgage Loans are adjustable rate, home equity lines of credit ("HELOCs") which may be drawn upon generally for a period (the "Draw Period") of five (5) years (which, in most cases, may be extendible for an additional five (5) years with Countrywide's approval). HELOCs are generally subject to a fifteen (15) year repayment period following the end of the Draw Period during which the outstanding principal balance of the Mortgage
                               Loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. A relatively small number of HELOCs are subject to a five (5), ten (10) or twenty (20) year repayment period following the Draw Period during which the outstanding principal balance of the loan will be repaid in equal monthly installments. Approximately 0.16% of the Mortgage Loans in the statistical pool require a balloon repayment at the end of the Draw Period. Approximately 12.29% of the
                               Mortgage Loans in the statistical pool will have underlying senior mortgages which are negative amortization loans.

HELOC Accretion:               If the sum of additional balances created from new draws on the Mortgage Loans exceeds the principal collections from the Mortgage Loans in a collection period, then the difference (the "Net Draws") will be advanced to the respective borrowers by the Servicer and thereafter be purchased to the trust by funds advanced by the holder of the R-1
                               Certificate. The holder of the R-1 Certificate will be entitled to the repayment of the amount of such Net Draws, together with interest at the applicable Note Rate, from future collections on the Mortgage Loans, as described below.

Cut-off Date Balance:          The aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date.


The Notes
---------

Description
of the Notes:                  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes (collectively, the Class A Notes)
                               and the Class A-IO Notes (collectively, the "Notes") will be issued by CWHEQ Revolving
                               Home Equity Loan Trust, Series 2005-M (the "Trust"). As of the Closing Date, the
                               principal balance of the Class A Notes will be $2,000,000,000 (subject to a permitted variance of +/- 10%). The Class C, Class R-1 and Class R-2 Certificates are not offered herein (together the "Non-Offered Certificates" or "Transferor Interest").

Federal Tax Status:            It is anticipated that the Notes will represent ownership of REMIC regular interests for federal income tax purposes.

Registration:                  The Notes will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System.

Note Rate:                     Except as noted below, the Class A Notes will accrue interest during each Interest Period at a rate equal to the least of: (a) one-month LIBOR, plus the applicable margin, (b) the applicable Net WAC, and (c) 16.00%. With respect to the initial Interest Period only, the rate calculated in clause (a) above will be based on an interpolated mid-point LIBOR
                               (using the 1-month and 2-month LIBOR as benchmarks).



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

    [LOGO OMITTED] Countrywide(R)                   Final Term Sheet for CWHEQ
-------------------------------------               Revolving Home Equity Loan
      SECURITIES CORPORATION                        Trust, Series 2005-M
A Countrywide Capital Markets Company
------------------------------------------------------------------------------

                               The Class A-IO Notes will accrue interest during the related Interest Period at the rate described below based on their "Class A-IO Notional balance" which will be the lesser of
                               (i) the Scheduled Balance set forth below and (ii) the Loan Pool Balance less Net Draws.

                               ----------------------------------------------------------------------
                                                               Class A-IO            Class A-IO
                               Payment Date               Schedule Balance ($)    Interest Rate (%)
                               ----------------------------------------------------------------------
                               First                         1,730,910,480              0.00%
                               ----------------------------------------------------------------------
                               Second                        1,730,910,480               (a)
                               ----------------------------------------------------------------------
                               Third                         1,373,812,734               (a)
                               ----------------------------------------------------------------------
                               Fourth                        1,302,565,248               (a)
                               ----------------------------------------------------------------------
                               Fifth                         1,130,182,746               (a)
                               ----------------------------------------------------------------------
                               Sixth                         1,117,433,424               (a)
                               ----------------------------------------------------------------------
                               Seventh and thereafter              0                    0.00%
                               ----------------------------------------------------------------------

                               The Class A-IO Notional Balance will accrue interest during each of the second through sixth Interest Period at a rate (the "Class A-IO Interest Rate") equal to the lesser of:
                               (i) 4.00% per annum and (ii) the Weighted Average Net Loan Rate for the mortgage loans minus the note rate of the LIBOR Notes for that Interest Period, adjusted to an effective rate reflecting the accrual of interest based on a 360-day year consisting of twelve
                               30-day months times the collateral balance over Class A-IO Notional balance.

Net WAC:                       The "Net WAC" of the Mortgage Loans shall mean the weighted average of the loan rates of the Mortgage Loans, weighted on the basis of the daily average balance of each Mortgage
                               Loan during the related billing cycle for the Collection Period relating to the Payment
                               Date, net of the Expense Fee Rate.

Expense Fee Rate:              For any Payment Date, the "Expense Fee Rate" shall be an amount equal to the sum of (i)
                               the servicing fee rate, (ii) the note insurer premium rate, and (iii) commencing with the
                               Payment Date in February 2007, 0.50%.

Basis Risk Carryforward:       On any Payment Date the "Basis Risk Carryforward" for the Class A Notes will equal, the sum of (x) the excess of (a) the amount of interest that would have accrued on such Notes during the related Interest Period without giving effect to the related Net WAC cap, over
                               (b) the amount of interest that actually accrued on such Notes during such period, and
                               (y) any Basis Risk Carryforward remaining unpaid from prior Payment Dates together with accrued interest thereon at the Note Rate without giving effect to the related Net WAC cap. The Basis Risk Carryforward will be paid to the Class A Notes to the extent funds are available from the Mortgage Loans as set forth in "Distributions of Interest", below.

Distributions of Interest:     Investor interest collections (determined after netting interest allocated to Class R-1
                               Certificate for outstanding Net Draws) are to be applied in the following order of priority:

                               1. Note insurance policy premium of the Note Insurer;
                               2. Accrued monthly interest on the Class A-IO Notes at the Class A-IO Note Interest Rate;
                               3. Accrued monthly interest on each class of Class A Notes, pro rata, together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk
                                  Carryforward);
                               4. To each class of Class A Notes in respect of Investor Loss Amounts allocable to such
                                  Notes (in the order of priority described below) for such Payment Date;
                               5. To each class of Class A Notes in respect of Investor Loss Reduction Amounts;
                               6. Reimbursement to the Note Insurer for prior draws on its insurance policy (with interest thereon);
                               7. After the sixth payment date, to pay holders of the Class A Notes the related
                                  Accelerated Principal Payment Amount;



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

    [LOGO OMITTED] Countrywide(R)                   Final Term Sheet for CWHEQ
-------------------------------------               Revolving Home Equity Loan
      SECURITIES CORPORATION                        Trust, Series 2005-M
A Countrywide Capital Markets Company
------------------------------------------------------------------------------

                               8. Payment of any other amounts owed to the Note Insurer pursuant to the Insurance
                                  Agreement;
                               9. Payment to the Master Servicer of amounts for which the Master Servicer is entitled pursuant to the sale and servicing agreement, to the extent no already paid;
                               10.Payment to the holders of the related class of Class A Notes any Basis Risk
                                  Carryforward and then to restore the amount of the Basis Risk Carryforward Reserve Fund to $5,000; and
                               11.Any excess cash flow to the holder of the Class C Certificates.

Distributions of Principal:    Collections of principal are to be applied to the Notes in the following order of priority:

                               1. During the Managed Amortization Period (as described below), the amount of principal collections on the Mortgage Loan for the related Payment Date will be paid as follows:
                                  (i) first, to the Class R-1 Certificate, to repay any outstanding balance of Net
                                  Draws, (ii) second, to the Class A Notes, the product of (a) the Investor Fixed
                                  Allocation Percentage (as defined below) for the Payment Date, and (b) remaining principal collections from the Mortgage Loans relating to such Payment Date after payment to the Class R-1 Certificate on that date, and (iii) third, any remaining amount to the Class C Certificate. Principal amounts payable to the Class A Notes will be distributed pro rata (based on (x) the note principal balance of the A-1 Notes and
                                  (y) the aggregate note principal balance of the Class A-2, Class A-3 and Class A-4
                                  Notes) to (x) the Class A-1 Notes until the note principal balance thereof is reduced to zero, and (y) sequentially to the A-2, Class A-3 and Class A-4, in that order, in each case until the note principal balance thereof is reduced to zero.

                                  The "Managed Amortization Period" shall mean the period beginning on the Closing Date and, ending on the earlier of (i) the date on which a Rapid Amortization Event (i.e., certain events of default or other material non-compliance by the Sponsor under the terms of the related transaction documents) shall have earlier occurred and (ii) the Payment
                                  Date in January 2011.

                                  The "Investor Fixed Allocation Percentage" for any Payment Date will be calculated as follows: (i) on any date on which the Transferor Interest is less than the Required
                                  Transferor Subordinated Amount, 100%, and (ii) on any date on which the Transferor
                                  Interest equals or exceeds the Required Transferor Subordinated Amount, 98.30%.

                               2. After the Managed Amortization Period, the amount of principal payable to the holders of the Class A Notes on a payment date will be equal to the related Maximum Principal
                                  Payment.

Optional Termination:          The Notes may be retired as a result of the owner of the Transferor Interest purchasing all of the mortgage loans then included in the trust estate on any payment date on or after which the principal balance of the Notes is less than or equal to 10% of the initial principal balance of the Notes.

Credit Enhancement:            The Trust will include the following mechanisms, each of which is intended to provide credit support for the Notes:

                               1. Excess Interest Collections. The investor interest collections minus the sum of (a)
                                  the interest paid to the Notes, (b) the servicing fee retained by the Master Servicer for the Mortgage Loans, and (c) the premium paid to the Note Insurer.

                               2. Limited Subordination of Transferor Interest (Overcollateralization). A portion of the
                                  Transferor Interest will be available to provide limited protection against Investor
                                  Loss Amounts (as defined below) up to the Available Transferor Subordinated Amount.
                                  The "Available Transferor Subordinated Amount" is, for any Payment Date, the lesser of the



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

    [LOGO OMITTED] Countrywide(R)                   Final Term Sheet for CWHEQ
-------------------------------------               Revolving Home Equity Loan
      SECURITIES CORPORATION                        Trust, Series 2005-M
A Countrywide Capital Markets Company
------------------------------------------------------------------------------

                                  Transferor Interest and the Required Transferor Subordinated Amount. The "Transferor
                                  Interest" for any Payment Date, will equal (a) the aggregate principal balance of the
                                  Mortgage Loans at the last day of the related Collection Period and any amounts otherwise payable on the Transferor Interest but retained in the Payment Account, minus (b) the Note Principal Balance of the Class A Notes (after giving effect to the payment of all amounts actually paid on the Notes on that Payment Date). Subject to any step-down or step-up as may be permitted or required by the transaction documents, the "Required Transferor Subordinated Amount" for the Mortgage Loans will be (i) prior to the date on which the step-down occurs, 1.70% of the sum of the Cut-off Date
                                  Mortgage Loan Balance and any amount deposited in the prefunding account on the
                                  Closing Date and (ii) on or after the date on which the step-down occurs and so long as a trigger event is not in effect, (x) 3.40% of the then current unpaid principal balance of the Mortgage Loans (subject to a floor equal to 0.50% of the sum of the
                                  Cut-off Date Mortgage Loan Balance and any amount deposited in the prefunding account on the Closing Date). The Transferor Interest will be equal to zero on the Closing
                                  Date and will remain at zero through the payment date occurring in July 2006. The term
                                  "OC Deficiency Amount" is generally equal to the amount by which the Notes are required to be paid down to achieve its overcollateralization target.

                               3. Surety Wrap. The Note Insurer will issue a note insurance policy, which will guarantee the timely payment of interest and the ultimate repayment of principal to the holders of the Class A Notes. The policy does not cover payment of Basis Risk Carryforward.

Investor Loss Amounts:         With respect to any Payment Date, the amount equal to the product of (a) the applicable
                               Investor Floating Allocation Percentage (as defined below) for such Payment Date, and (b)
                               the aggregate of the Liquidation Loss Amounts for such Payment Date from the Mortgage
                               Loans. The "Investor Floating Allocation Percentage," for any Payment Date shall be the lesser of 100% and a fraction, the numerator of which is the Note Principal Balance of the Class A Notes and the denominator of which is the Mortgage Loan Balance at the beginning of the related Collection Period. The "Mortgage Loan Balance" and any Payment
                               Date is the aggregate of the principal balances of the related Mortgage Loans as of the last day of the related Collection Period. "Liquidation Loss Amounts" for any liquidated
                               Mortgage Loan and any Payment Date is the unrecovered principal balance of such Mortgage
                               Loan at the end of the Collection Period in which such Mortgage Loan became a liquidated
                               Mortgage Loan, after giving effect to its net liquidation proceeds.

ERISA Eligibility:             Subject to the considerations in the prospectus supplement, the Class A Notes are expected to be eligible for purchase by certain ERISA plans. Prospective investors must review the related prospectus and prospectus supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Notes.

SMMEA Treatment:               The Notes will not constitute "mortgage related securities" for purposes of SMMEA.

                                  [Collateral Tables and Discount Margin Tables to follow]



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

    [LOGO OMITTED] Countrywide(R)                   Final Term Sheet for CWHEQ
-------------------------------------               Revolving Home Equity Loan
      SECURITIES CORPORATION                        Trust, Series 2005-M
A Countrywide Capital Markets Company
------------------------------------------------------------------------------

                                                    Discount Margin Tables (%)

Class A-1 (To Call) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                22%            25%            35%            40%            45%            50%           52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                         24             24             24             24             24             24            24
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                          5.06           4.32           2.72           2.25           1.88           1.59          1.49
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                         4.26           3.71           2.45           2.05           1.74           1.49          1.40
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                        Feb06          Feb06          Feb06          Feb06          Feb06          Feb06         Feb06
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End             Dec16          Oct15          Jul12          Jul11          Sep10          Dec09         Sep09
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.

Class A-1 (To Maturity) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                 22%            25%           35%            40%            45%           50%            52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                          24             24            24             24             24            24             24
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                           5.32           4.55          2.92           2.41           2.03          1.72           1.62
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                          4.40           3.84          2.59           2.18           1.85          1.59           1.50
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                         Feb06          Feb06         Feb06          Feb06          Feb06         Feb06          Feb06
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End              Jun25          Oct23         Feb19          Apr17          Nov15         Jul14          Jan14
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.

Class A-2 (To Call) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                22%            25%            35%            40%            45%            50%           52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                         12             12             12             12             12             12            12
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                          2.61           2.09           1.22           1.00           0.84           0.73          0.69
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                         2.39           1.94           1.17           0.96           0.82           0.71          0.67
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                        Feb06          Feb06          Feb06          Feb06          Feb06          Feb06         Feb06
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End             Sep11          Nov10          Oct08          Mar08          Nov07          Jul07         Jun07
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.

Class A-2 (To Maturity) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                 22%            25%           35%            40%            45%           50%            52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                          12             12            12             12             12            12             12
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                           2.61           2.09          1.22           1.00           0.84          0.73           0.69
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                          2.39           1.94          1.17           0.96           0.82          0.71           0.67
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                         Feb06          Feb06         Feb06          Feb06          Feb06         Feb06          Feb06
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End              Sep11          Nov10         Oct08          Mar08          Nov07         Jul07          Jun07
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.

Class A-3 (To Call) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                22%            25%            35%            40%            45%            50%           52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                         24             24             24             24             24             24            24
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                          6.96           6.02           3.73           3.00           2.47           2.07          1.94
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                         5.89           5.21           3.39           2.78           2.32           1.96          1.84
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                        Sep11          Nov10          Oct08          Mar08          Nov07          Jul07         Jun07
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End             Jul14          May13          Dec10          Dec09          Apr09          Oct08         Jul08
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

    [LOGO OMITTED] Countrywide(R)                   Final Term Sheet for CWHEQ
-------------------------------------               Revolving Home Equity Loan
      SECURITIES CORPORATION                        Trust, Series 2005-M
A Countrywide Capital Markets Company
------------------------------------------------------------------------------

Class A-3 (To Maturity) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                 22%            25%           35%            40%            45%           50%            52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                          24             24            24             24             24            24             24
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                           6.96           6.02          3.73           3.00           2.47          2.07           1.94
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                          5.89           5.21          3.39           2.78           2.32          1.96           1.84
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                         Sep11          Nov10         Oct08          Mar08          Nov07         Jul07          Jun07
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End              Jul14          May13         Dec10          Dec09          Apr09         Oct08          Jul08
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.

Class A-4 (To Call) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                22%            25%            35%            40%            45%            50%           52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                         34             34             34             34             34             34            34
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                         10.33           9.12           6.11           5.13           4.31           3.63          3.40
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                         8.09           7.33           5.26           4.52           3.87           3.31          3.11
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                        Jul14          May13          Dec10          Dec09          Apr09          Oct08         Jul08
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End             Dec16          Oct15          Jul12          Jul11          Sep10          Dec09         Sep09
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.

Class A-4 (To Maturity) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                 22%            25%           35%            40%            45%           50%            52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                          34             34            34             34             34            34             34
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                          11.60          10.27          7.08           5.96           5.04          4.30           4.03
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                          8.77           7.99          5.91           5.11           4.41          3.83           3.61
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                         Jul14          May13         Dec10          Dec09          Apr09         Oct08          Jul08
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End              Jun25          Oct23         Feb19          Apr17          Nov15         Jul14          Jan14
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.

Class A-IO (To Call) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                 22%            25%           35%            40%            45%           50%            52%
--------------------------------------------------------------------------------------------------------------------------------
Yield @ 1.257519                   5.35           5.35          5.35           5.35           5.35          5.35           5.35
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                          0.35           0.35          0.35           0.35           0.35          0.35           0.35
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.

Class A-IO (To Maturity) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                 22%            25%           35%            40%            45%           50%            52%
--------------------------------------------------------------------------------------------------------------------------------
Yield @ 1.257519                   5.35           5.35          5.35           5.35           5.35          5.35           5.35
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                          0.35           0.35          0.35           0.35           0.35          0.35           0.35
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).